Exhibit (h)(5)

FORM OF FOLLOW-ON

PARTICPATING BROKER-DEALER AGREEMENT

WHEREAS, Owl Rock Capital Securities, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to Owl Rock Capital Corporation II, a Maryland corporation (the “Company”), in its initial public offering (the “Initial Offering”) of up to 264,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-213715) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2016, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated February 8, 2017 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and Owl Rock Capital Advisors, LLC, a Delaware limited liability company and investment adviser to the Company (the “Adviser”);

WHEREAS, the undersigned (the “Participating Broker-Dealer”) and the Dealer Manager are parties to the Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) attached hereto as Exhibit A with respect to the Common Stock to be issued and sold pursuant to the Existing Registration Statement;

WHEREAS, on June 18, 2019, the Company filed a registration statement on Form N-2 (File No. 333-23218) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 100,000,000 shares of Common Stock (the “Follow-On Shares”);

WHEREAS, the Dealer Manager has entered into the Follow-On Dealer Manager Agreement pursuant to which it will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering; and

WHEREAS, the Dealer Manager and the Participating Broker-Dealer desire to enter into this Follow-On Participating Broker-Dealer Agreement (the “Follow-On Participating Broker-Dealer Agreement”) pursuant to which the Participating Broker-Dealer will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Incorporation of Dealer Manager Agreement. The provisions of the Dealer Manager Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this Follow-On Participating Broker-Dealer Agreement, subject to the following amendments and supplements:

a.              Dealer Manager Agreement. The term “Dealer Manager Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Dealer Manager Agreement attached hereto as Exhibit A.

b.              Offered Shares. The term “Offered Shares” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

c.               Offering. The term “Offering” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Offering.

d.              Registration Statement. All references in the Dealer Manager Agreement to “No. 333-213715” are hereby deleted and replaced in their entirety with the following: “No. 333-23218.”

e.               Offering Price. The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per share of Common Stock set forth in the Prospectus (subject to, in certain circumstances, to discounts based upon the volume of shares purchased and other adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

f.                Effectiveness. The first sentence of Section XIV of the Participating Broker-Dealer Agreement is hereby deleted and replaced in its entirety with the following: “This Follow-On Participating Broker

Dealer Agreement shall be effective upon the earlier of (i) February 3, 2020 and (ii) the date upon which the Company terminates the Initial Offering.”

g.               Entire Agreement. The provisions of the Participating Broker-Dealer Agreement incorporated by reference herein, and this Follow-On Participating Broker-Dealer Agreement, together with the Exhibits attached, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2.              Continued Effect of Existing Participating Broker-Dealer Agreement. All terms and conditions of the existing Participating Broker-Dealer Agreement between the Dealer Manager and the Participating Broker-Dealer with respect to the shares of Common Stock to be issued and sold pursuant to the Existing Registration Statement shall remain unmodified and in full force and effect.

3.              Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Participating Broker-Dealer Agreement entered into after the date hereof shall not be incorporated and made part of this Follow-On Participating Broker-Dealer Agreement, unless expressly agreed to by the parties hereto in writing.

4.              Counterparts. Section XXII of the Participating Broker Dealer Agreement is hereby deleted and replaced in its entirety with the following: “This Participating Broker-Dealer Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. Exchange of copies of the signature page of this Participating Broker-Dealer Agreement may be by facsimile or electronic transmission.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Follow-On Participating Broker-Dealer Agreement to be duly executed as of the last date written below.

DEALER MANAGER:

Date:	OWL ROCK CAPITAL SECURITIES, LLC

By:
Name:
Title:

Date:	PARTICPATING BROKER-DEALER:

By:
Name:
Title: